Exhibit 99.1

Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Shareholders and Board of Trustees
Sixth Street Lending Partners:

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the PCAOB), the consolidated financial statements of Sixth Street Lending Partners and subsidiaries (the Company) as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024 and for the period from April 5, 2022 (inception) to December 31, 2022, and our report dated February 14, 2025 expressed an unqualified opinion on those consolidated financial statements.

We have also previously audited, in accordance with the standards of the PCAOB, the consolidated balance sheet of the Company, including the consolidated schedule of investments, as of December 31, 2022 (none of which is presented herein), and we expressed an unqualified opinion on those consolidated financial statements. The senior securities information included in Part II, Item 5 of the Annual Report on Form 10-K of the Company as of December 31, 2024, under the caption “Senior Securities” (the Senior Securities Table), has been subjected to audit procedures performed in conjunction with the audit of the Company’s respective consolidated financial statements. The Senior Securities Table is the responsibility of the Company’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the respective consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the Senior Securities Table is fairly stated, in all material respects, in relation to the respective consolidated financial statements as a whole.

/s/ KPMG LLP

New York, New York
February 14, 2025